Exhibit 10.2

EXCHANGE AGREEMENT

This EXCHANGE AGREEMENT (this “Agreement”) is dated as of April 7, 2009 between CELL THERAPEUTICS, INC., a Washington corporation (the “Company”), and CD INVESTMENT PARTNERS LTD. (the “Holder”).

WHEREAS, the Holder holds (i) 1,000 shares of the Company’s Series D 7% Convertible Preferred Stock (the “Preferred Stock”) and (ii) a warrant to purchase up to 191,387 shares of Common Stock (as defined below) (the “Warrant”), in each case, purchased and issued on December 3, 2007;

WHEREAS, the Preferred Stock is convertible pursuant to its terms at any time at the option of Holder into shares of the Company’s common stock, no par value (the “Common Stock”); and

WHEREAS, the Company desires that the Holder exchange its shares of Preferred Stock and its Warrant on the terms set forth herein.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, the Company and the Holder irrevocably agree as follows:

1. EXCHANGE. The Holder shall exchange its shares of Preferred Stock and Warrants with the Company for, and the Company shall exchange and issue to the Holder, a number of unlegended and freely tradable shares of Common Stock equal to the quotient of (i) $1,001,361.11 divided by (ii) the price which shall be computed as 90% of the arithmetic average of the daily dollar volume-weighted average price of the Common Stock for each of the three trading days immediately following the date of a public announcement by the Company of any issuance of securities pursuant to Registration Statement No. 333-158272 (such date of announcement being the “Announcement Date”) (such number of shares of Common Stock are referred to herein as the “Shares”). It is expressly understood and agreed that the exchange of the shares of Preferred Stock and the Warrant for the Shares to be issued by the Company simultaneously therewith is being undertaken pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended. The exchange shall be deemed to be effected on and as of the fourth business day after the Announcement Date. The Company shall not issue any stop-transfer order, instruction or other restriction with respect to any of the Shares.

(a) Delivery of Preferred Stock and Warrant. The Holder agrees to, within three business days after the Announcement Date, deliver to the Company (i) the share certificate representing all 1,000 shares of the Holder’s Preferred Stock and (ii) the Warrant.

(b) Delivery of Shares. The Company agrees to credit the number of Shares to the balance account with The Depository Trust Company specified by the Holder through its Deposit Withdrawal Agent Commission system, to the Holder within five business days after the Announcement Date.

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2. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to the Holder that:

(a) The offer and issuance of the Shares is and will be exempt from registration under the Securities Act of 1933, as amended, pursuant to the exemption provided by Section 3(a)(9) thereof. As a result of the foregoing, the Shares shall be freely tradable by the Holder.

(b) The Company has the requisite power and authority to enter into and perform its obligations under this Agreement and to issue the Shares in accordance with the terms hereof and thereof. The execution and delivery of this Agreement by the Company, and the consummation by the Company of the transactions contemplated hereby, including, without limitation, the issuance of the Shares, have been duly authorized by the Company’s board of directors, and (other than any filings as may be required by any federal and state securities agencies) no further filing, consent or authorization is required by the Company, its board of directors or its shareholders. This Agreement has been duly executed and delivered by the Company, and constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies. The execution, delivery and performance by the Company of this Agreement and the offer and issuance of the Shares requires no consent of, action by or in respect of, or filing with, any person or entity, governmental body, agency, or official.

(c) The Shares, when issued pursuant to the terms hereof, will be validly issued, fully paid and nonassessable and free from all taxes, liens, charges and other encumbrances with respect to the issue thereof.

(d) The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Articles of Incorporation or other organizational document or the laws of the jurisdiction of its incorporation or otherwise which is or could become applicable to the Holder as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Shares and the Holder’s ownership of such securities.

3. MARKET SHORTING STANDSTILL. The Holder covenants that neither it nor any affiliate acting on its behalf or pursuant to any understanding with it will execute any Short Sales during the period beginning on the Announcement Date and ending on the earlier to occur of (i) such time as the Holder has sold all of the Shares or (ii) 90 days following the Announcement Date. For the purposes of this section, “Short Sales” shall mean all “short sales” as defined in Rule 200 of Regulation SHO under the Securities Exchange Act of 1934, as amended (but shall not be deemed to include the location and/or reservation of borrowable shares of common stock, which is expressly permissible).

4. ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior and/or contemporaneous agreements and understandings, oral or written, with respect to such matters. The parties acknowledge that all such prior and/or contemporaneous agreements and understandings, oral or written, with respect to such matters have been merged into this Agreement. Notwithstanding the foregoing, for clarification purposes, nothing contained in this Section 4 shall have any effect on any rights of the Holder under any agreements the Holder has entered into with the Company or any of its subsidiaries prior to January 2008.

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5. GOVERNING LAW. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.

6. COUNTERPARTS. This Agreement may be executed in counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered (by fax, email or otherwise) to the other party, it being understood that both parties need not sign the same counterpart.

7. DISCLOSURE. The Company shall, on or before 8:30 a.m., New York time, on the first (1st) business day after the Announcement Date file a Current Report on Form 8-K describing all the material terms of the transactions contemplated by this Agreement in the form required by the Securities Exchange Act of 1934, as amended. The Company shall promptly secure the listing of all of the Shares upon each national securities exchange upon which the Common Stock is then listed (subject to official notice of issuance) and shall maintain such listing of all of the Shares on such national securities exchange to the extent that the listing of any other shares of Common Stock is so maintained there.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

CELL THERAPEUTICS, INC.		CD INVESTMENT PARTNERS, LTD.

		By:	CD Capital Management LLC

By:	/s/ James A. Bianco, M.D.	Its:	Investment Manager
James A. Bianco, M.D.
CEO

			By:	/s/ John D. Ziegelman
John D. Ziegelman, President

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